Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 385 (Insured), National Trust 386, Maryland Trust 136 and New Jersey Trust 174:

We consent to the use of our report dated January 7, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

January 7, 2004